Exhibit 10.8

CORNELL CAPITAL PARTNERS, LP

101 Hudson Street, Suite 3700

Jersey City, NJ 07302

January 13, 2006

Transax International, Ltd.
5201 Blue Lagoon Drive, 8th Floor
Miami, FL 33126
Attention: Stephen Walters

Re:	Surrender of Promissory Note

Dear Mr. Walters:

On May 17, 2005, Transax International, Ltd. (the “Company”) issued to Cornell Capital Partners, LP (the “Investor”) a Promissory Note in the principal amount of $255,237 (the “Promissory Note”). In connection with the loan evidenced by the Promissory Note, the Company and the Investor entered into a Securities Purchase Agreement dated October 25, 2004, and an Investor Registration Rights Agreement dated October 25, 2004. Furthermore, on October 21, 2004, each person listed on Exhibit A hereto has pledged shares of common stock of the Company (the “Pledged Shares”) (in amounts listed next to each person’s name on Exhibit A) to secure the repayment of the Promissory Note pursuant to Pledge and Escrow Agreements entered into among each person listed on Exhibit A and the Company, the Investor, and David Gonzalez, Esq. as Escrow Agent (collectively, the “Pledge Agreements”).

In connection with the sale of Preferred Stock to the Investor, pursuant to the Investment Agreement dated the date hereof, the Company and the Investor hereby agree that the Investor shall surrender the Promissory Note to the Company in exchange for $255,237 worth of Preferred Stock. As a result, the Promissory Note shall be retired and canceled. The Company and the Investor further agree to terminate the Securities Purchase Agreement and the Investor Registration Rights Agreement as of the date hereof.

Transax International, Ltd.

January 13, 2006

As a result of the retirement and cancellation of the Promissory Note, the Pledge Agreements shall hereby be terminated in accordance with their terms. The Company and the Investor hereby jointly instruct the Escrow Agent to return the Pledge Shares to each person indicated on Exhibit A in accordance with the Pledge Agreements.

Sincerely,

CORNELL CAPITAL PARTNERS, LP.

By:	Yorkville Advisors, LLC
Its:	General Partner

By:	___________________
Name:	Mark A. Angelo
Title:	Portfolio Manager

Agreed and Acknowledged by:

TRANSAX INTERNATIONAL, LTD.

By: /s/ Stephen Walters
Name: Stephen Walters
Title: President and CEO

cc: David Gonzalez, Esq.

Transax International, Ltd.

January 13, 2006

EXHIBIT A

Person / Entity	Pledged Shares
Stephen R. Taylor	366,784
Carlingford Investments Limited	1,569,618
Carlingford Investments Limited	4,400,837
Antonius LM Pakpahan	750,000
Adhe D. Silviani	750,000
IR Thomas A Harmusial	839,599
Silsastri Yani	750,000
Richard AH Siagian	750,000

TOTAL	10,176,838